Exhibit 10.13

K-Swiss Inc. 401(k) and Profit Sharing Plan

The CORPORATEplan for RetirementSM

Service Agreement

Plan Number:40293	CPR Service Agreement

EXECUTION PAGE (FIDELITY’S COPY)

This Agreement shall be effective upon execution by both parties. By executing this Agreement, the parties agree to terms and conditions contained in the Agreement and the following attached Appendices:

Service Agreement	Original Effective Date	Revision Date(s)
Articles I and II	05/26/1994
Appendix A - Investment Schedule and Services
Appendix B - Enrollment and Education Services
Appendix C - Contribution Processing Services
Appendix D - Loan and Withdrawal Services		06/01/2005
Appendix E - Compliance Services
Appendix F - Miscellaneous Additional Services		06/01/2005

In witness whereof, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

Employer:	Employer:

/s/ George Powlick	/s/ Cheryl Kuchinka
(Signature)	(Signature)

GEORGE POWLICK	CHERYL KUCHINKA
(Print Name)	(Print Name)

Vice President	Plan Administrator
(Title)	(Title)

5-23-05
(Date)	(Date)

Note:	Only one authorized signature is required to execute this Agreement unless the Employer’s corporate policy mandates two authorized signatures.

Fidelity Management Trust Company:

(Signature)

(Print Name)

(Title)

(Date)

Plan Number:40293	CPR Service Agreement

EXECUTION PAGE (EMPLOYER’S COPY)

This Agreement shall be effective upon execution by both parties. By executing this Agreement, the parties agree to terms and conditions contained in the Agreement and the following attached Appendices:

Service Agreement	Original Effective Date	Revision Date(s)
Articles I and II	05/26/1994
Appendix A - Investment Schedule and Services
Appendix B - Enrollment and Education Services
Appendix C - Contribution Processing Services
Appendix D - Loan and Withdrawal Services		06/01/2005
Appendix E - Compliance Services
Appendix F - Miscellaneous Additional Services		06/01/2005

In witness whereof, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

Employer:	Employer:

(Signature)	(Signature)

(Print Name)	(Print Name)

(Title)	(Title)

(Date)	(Date)

Note:	Only one authorized signature is required to execute this Agreement unless the Employer’s corporate policy mandates two authorized signatures.

Fidelity Management Trust Company:

(Signature)

(Print Name)

(Title)

(Date)

Plan Number:40293	CPR Service Agreement

APPENDIX D – LOAN AND WITHDRAWAL SERVICES

Loans and withdrawals from the Plan shall be processed in accordance with the provisions of the Plan and this Appendix D. Fidelity shall provide loan and withdrawal processing services subject to the terms and conditions of this Appendix D.

{seq appendixD \* MERGEFORMAT }. Participant Loans

Loan setup fee per loan:	$75.00
Fee Paid By:	Participants
Annual loan maintenance fee per loan:	$25.00
Fee Paid By:	Participants

Sponsor-Approved Loans

This Section includes the Loan Policy adopted in accordance with the Plan. All other provisions governing Participant loans are included in the Plan. This Section is effective for loans made on or after the Effective Date of the CORPORATEplan for RetirementSM. Subject to paragraph f. below, other loans made under the Plan shall continue under their existing terms until they are repaid.

a.	Administration - The Employer shall collect and remit all principal and interest payments to Fidelity, keep the proceeds of such loan repayments separate from the other assets of the Employer, clearly identifying such assets as Plan assets, and cancel and surrender the promissory note and other loan documentation to the Participant when a loan has been paid in full.

The Employer hereby directs Fidelity that all Participant loans shall be considered sponsor-approved and thus require the Employer to review and approve all loan requests via Plan Sponsor Webstation (or any other service subsequently employed by Fidelity to facilitate electronic plan sponsor administration, hereinafter PSW) . The Employer must provide Fidelity with all applicable loan repayment frequencies for Participants by location, division, or region. Plans converting to The CORPORATEplan for RetirementSM must provide the highest outstanding loan balance(s) in the twelve months prior to the conversion date. If the Employer fails to provide this information, the Employer must separately determine the amount of loan available to a Pariticipant when reviewing and approving loan requests via PSW for the first twelve months of the Plan’s administration under The CORPORATEplan for RetirementSM.

b.	Application Procedure - The Participant shall use Automated Channels (Fidelity Automated Retirement Benefits Line, NetBenefitsSM World Wide Web Internet service, or any other service subsequently employed by Fidelity to facilitate electronic plan administration) to apply for a loan. Participant loan requests that cannot be serviced via Automated Channels shall be referred to the Employer for assistance. To originate a Participant loan, the Participant shall direct Fidelity as to the term and amount of the loan to be made from his/her account. Such directions shall be made by use of the Automated Channels maintained for such purpose by Fidelity or its agent. The Automated Channels shall determine, based on the current value of the Participant’s account on the date of the request and any guidelines provided by the Employer, the amount available for the loan. The vested percentage on Fidelity’s Participant Recordkeeping System (FPRS) shall be used to process the loan. The Employer is responsible for ensuring that the proper vested percentage for each Participant is

Plan Number:40293	CPR Service Agreement

always maintained on FPRS. Based on the interest rate supplied by the Employer in accordance with the terms of the Plan, the Automated Channels shall advise the Participant of such interest rate, as well as the installment payment amounts. Unless the Plan Administrator directs otherwise in writing, Fidelity is hereby directed to deduct a fee of $15 per delivery from Participant accounts, as a reasonable Plan expense, for express delivery of loan checks for Participants who have requested expedited delivery of their checks. Fidelity shall distribute the loan note with the proceeds check directly to the Participant. Fidelity shall also distribute the required Truth-In-Lending disclosures, if applicable, to the Participant. To facilitate recordkeeping, Fidelity may destroy the original of any promissory note made in connection with a loan to a Participant under the Plan, provided that Fidelity first creates a duplicate by a photographic optical scanning or other process. The duplicate shall yield a reasonable facsimile of the promissory note and the Participant’s signature thereon. The duplicate may be reduced or enlarged in size from the actual size of the original promissory note.

c.	Conditions and Limitations -

i.	Minimum Principal Amount. The minimum principal amount of any loan is $1,000.00.

ii.	Duration. The repayment period of any loan shall be no more than five years unless such loan is for the purchase of a Participant’s primary residence, in which case the repayment period may not extend beyond 10 years from the date of the loan. A loan becomes immediately due and payable upon a Participant’s termination of employment or death.

iii.	Sources. The Administrator may provide that loans only be made from certain contribution sources within Participant Account(s) by notifying the Trustee in writing of the restricted source.

iv.	Purpose: A loan will be granted only for hardship withdrawal purposes.

v.	Repayment Method. A loan to an Employee shall be repaid at least quarterly by payroll. If repayment is not made by payroll deduction, a loan shall be repaid by the Employee to the Employer. Loan repayments are forwarded to Fidelity, by the Employer, in the same manner and frequency as contributions.

vi.	Outstanding Loans. A Participant may have up to two loans outstanding at a time. A Participant with two existing loans outstanding may not apply for another loan until one of the existing loans is paid in full. Also, a Participant may not (1) refinance an existing loan, (2) apply for an additional loan for the purpose of paying off an existing loan or (3) apply for more than one loan during each Plan Year.

d.	Interest Rate - The Employer shall determine and communicate to Fidelity a reasonable rate of interest based on the prevailing interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. The interest rate shall remain fixed throughout the duration of the loan.

e.	Prepayment - A Participant may prepay the entire outstanding loan balance prior to maturity without penalty.

f.	Repayment Suspension / Re-amortization - Loan repayments may not be suspended or re-amortized except as provided in this subsection. Loan repayments may only be suspended if:

Plan Number:40293	CPR Service Agreement

(i) the participant is on a leave of absence (LOA) from the Employer without pay, or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments required under the terms of the loan, but repayments may never be suspended for more than 12 months; or, (ii) the participant is on an LOA due to qualified military service pursuant to Internal Revenue Code (IRC) Section 414(u). Loan payments suspended due to an LOA must resume following the conclusion of the LOA (or the 12 month period described in the previous sentence). The Employer is required to inform Fidelity of the dates for all loan repayment suspensions and resumptions, but this information may be transmitted electronically. In the case of payments resuming following suspension due to an LOA, the loan may be re-amortized to allow for level payments, but the amount of each payment must not be less than the amount required under the terms of the original loan. When loan repayments are to resume following a participant’s LOA, the Employer must direct Fidelity as to whether or not to re-amortize the remaining balance of the loan. The repayment period for the remaining balance of a loan may never be extended beyond 5 years from the date of the original loan unless there is an LOA pursuant to IRC Section 414(u) or the loan is a personal residence loan. The Employer may also direct Fidelity to re-amortize loans for participants whose payroll frequency has changed during the period of the loan or whose established loan repayment frequency was incorrect, but that re-amortization cannot extend payments beyond the original term of the loan.

g.	Default - A Participant’s loan shall be considered in default at the end of the calendar quarter following a calendar quarter (end of the ‘cure period’) for which there is outstanding any part of any payment due (principal or interest). The Employer agrees to provide to Fidelity information regarding the status of participants relating to loan repayments. Fidelity agrees to provide the Employer with information regarding the repayment status of outstanding loans and thereafter to provide notices to Participants regarding late, missing or insufficient payments relating to loans they have outstanding. The Employer hereby directs Fidelity to default loans of Participants, in accordance with the Plan, after Participants have defaulted by the terms of their loans, but in no event later than the date legally required. Notwithstanding the above, based upon the information Fidelity has provided regarding the repayment status of outstanding loans, the Employer may direct Fidelity not to provide notices of delinquency for specific Plan Participants, however, an Employer cannot direct Fidelity to delay the loan default.

h.	Pre-existing Loans - Loans existing prior to the Effective Date of the CORPORATEplan for RetirementSM shall continue under their existing terms until repaid. Also, for all such loans, the Employer or Administrator shall continue to act as the Trustee’s agent in holding physical custody of promissory notes and other loan documentation and for canceling and surrendering of such notes and other loan documentation to the Participant when such a loan has been paid in full. A Participant may not apply for a new loan until that Participant has less loans outstanding than the number of loans allowed pursuant to paragraph c., vi. Outstanding Loans, above. Fidelity shall not accept any pre-existing loans that require Fidelity to hold as security for the loan property other than the Participant’s vested account.

i.	Fees - Loan Set-Up fees shall be billed or charged in full on the first invoice date following origination of the loan. Annual loan maintenance fees shall be accrued and billed or charged quarterly in arrears. Notwithstanding any provision or designation herein to the contrary, the Employer shall be responsible for the payment of annual loan maintenance fees on pre-existing loans unless the loan terms allow payment by Participants.

Plan Number:40293	CPR Service Agreement

{seq appendixD \* MERGEFORMAT }. Participant Withdrawals

Pre-Approved Withdrawals

Participant withdrawals and distributions shall be processed in accordance with the provisions of the Plan and subject to the following terms and conditions:

a.	The Employer hereby directs Fidelity that all Participant withdrawals shall be considered pre-approved by the Employer and there shall not be any advance notification to Fidelity of any Participant withdrawal.

b.	Participants shall use Automated Channels (Fidelity Automated Retirement Benefits Line, NetBenefitsSM World Wide Web Internet service, or any other service subsequently employed by Fidelity to facilitate electronic plan administration) to request withdrawals. Participant withdrawals that cannot be serviced via the Automated Channels shall be referred to the Employer for assistance. The Employer understands that currently the following types of withdrawals cannot be completed through Automated Channels:

i.	distributions as a result of the Plan’s failure of any required Internal Revenue Code test

ii.	minimum required distributions

iii.	distributions to an alternate payee under a qualified domestic relations order prior to establishment of an Account for the alternate payee

iv.	distributions to a beneficiary prior to establishment of an Account for the beneficiary

v.	installment payments

The Employer agrees that Fidelity may expand the Automated Channels service to include other types of withdrawals by giving notice (which may be an electronic transmission) to the Employer in advance. The Employer is responsible for updating the status codes, applicable dates, and other appropriate information for participants via Plan Sponsor Webstation (PSW), or other agreed upon transmission.

c.	Participant withdrawals shall be processed any business day during any month. The Automated Channels shall determine the amount available for withdrawal based on the current value of the Participant’s Account on the date of the request and any guidelines provided by the Employer. The vested percentage on Fidelity’s Participant Recordkeeping System (FPRS) shall be used to process the distribution. The Employer is responsible for ensuring that the proper vested percentage for each Participant is always maintained on FPRS. Fidelity shall distribute withdrawals directly to Participants based upon the addresses of record. Unless the Plan Administrator directs otherwise in writing, Fidelity is hereby directed to deduct a fee of $15 per delivery from Participant accounts, as a reasonable Plan expense, for express delivery of withdrawal checks for Participants who have requested expedited delivery of their checks.

d.	Currently, the following distributions require Plan Administrator review and approval prior to such distributions being processed:

i.	withdrawals subject to spousal consent

ii.	hardship withdrawals

iii.	protected benefit forms only available to a specified class of participants

Plan Number:40293	CPR Service Agreement

If, subsequent to the execution of this Agreement, the Employer directs Fidelity in writing that some or all types of distribution shall no longer be considered pre-approved, then the Employer shall review and approve each such distribution request through PSW.

Plan Number:40293	CPR Service Agreement

APPENDIX F – MISCELLANEOUS

The provision(s) as identified in this Appendix F shall supercede the referenced provision(s) of this Agreement, subject to the terms and conditions contained herein. For provision(s) below identified as exceptions to the Plan (requiring an amendment to the CORPORATEplan for RetirementSM), the Employer hereby agrees to obtain a favorable determination letter on the Plan from the Internal Revenue Service.

Title: Appendix D, Section 1, Subsection c.(vi): Outstanding Loans:

Description: Service Agreement, Appendix D, Section 1, Subsection c.(vi): Outstanding Loans will be deleted and replaced in its entirety with the following: vi. Outstanding Loans. A Participant may have two loans outstanding at a time. A Participant with two existing loans may not apply for another loan until one of the existing loans is paid in full. Also, a Participant may not (1) refinance an existing loan, (2) apply for an additional loan for the purpose of paying off an existing loan, or (3) apply for more than one loan during each Plan Year.

Exception Fee: Fee Waived

Plan Number:40293	CPR Service Agreement